COMMERCIAL PAPER ISSUING AND PAYING AGENT
AGREEMENT

Agreement, dated as of October 23, 2006, between Citibank, N.A., a national banking association, having an office at 388 Greenwich Street, New York, New York 10013 (“Citibank”) and Procter & Gamble International Funding S.C.A., a société en commandite par actions organized under the laws of the Grand Duchy of Luxembourg, having a registered office at 5 rue Eugène Ruppert, L-2453 Luxembourg, RCS Luxembourg B 114 825 (the “Issuer”) and The Procter & Gamble Company, a corporation organized under the laws of the State of Ohio, having an office at One Procter & Gamble Plaza, Cincinnati, Ohio 45202 (the “Guarantor”).

WITNESSETH:

THAT WHEREAS, the Issuer and the Guarantor wish to appoint Citibank as their agent in connection with the issuance and payment of certain short-term promissory notes of the Issuer described below and Citibank wishes to accept such appointment, each on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the agreements hereinafter set forth, the parties hereby agree as follows:

Section 1. Appointment and Acceptance
The Issuer and the Guarantor hereby appoint Citibank as their agent in connection with the issuance and payment of certain Notes (as defined below) of the Issuer, and Citibank agrees to act as such upon the terms and conditions set forth in this Agreement.

Section 2. Form of Notes
The short-term promissory notes to be issued by the Issuer and guaranteed by the Guarantor hereunder shall mean promissory notes of the Issuer, offered for sale in a transaction which is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act), and having maturities of 397 days or less and will be book-entry notes only represented by a master note issued with a restrictive legend and executed by the Issuer and the Guarantor in connection with the book-entry commercial paper program of The Depository Trust Issuer (“DTC”) or other depository (book-entry notes herein called the “Notes” and individually a “Note”).

Section 3. Issuance of Notes; Authorized Agents
(A)
Pursuant to the Citi Direct for Securities On Line User Agreement (the “Agreement”) with Citibank, Citibank will accept issuance and payment instructions for the Notes through Citi Direct for Securities-Issuing and Paying Agent North America (“CIPANA”) from certain officers and employees of the Issuer, the Guarantor, dealers, or others authorized by the Issuer or the Guarantor to access CIPANA (the “Authorized Agents”). Upon receipt of such instructions, the following will occur:

If an Authorized Agent specifies that a Note shall be issued in book-entry form represented by a master note, the Authorized Agent shall transmit its instructions through CIPANA in accordance with the standard prevailing book-entry Note program procedures of the DTC. The release by an Authorized Agent of the issuance instructions to the DTC shall consititute the issuance of a book-entry Note.

(B)   The Authorized Agents shall not instruct Citibank to issue any Note with a maturity date which is (i) greater than the tenor allowable under the applicable law or (ii) a day on which Citibank’s or, the appropriate depository’s offices in New York, New York are not open for business. If applicable under this Agreement, Commercial Paper Notes (“CPNs”) shall have maturities of 397 days or less.

(C)
The Issuer, the Guarantor or in the case of their dealers, the dealer, will supply Citibank with an incumbency certificate listing the names of the Authorized Agents together with specimens of their signatures. Until Citibank receives a subsequent incumbency certificate from the Issuer or the dealer, as the case may be, Citibank shall be entitled to rely on the last such certificate delivered to it for purposes of determining the Authorized Agents.

Section 4. Delivery of Notes and Payment for Note

(A)	All Notes shall be delivered in accordance with DTC rules.

(B)
All funds to be used in payment for Notes are to be credited to the Issuer’s account number 40804505 at Citibank (the “Issuer’s Account”). This account may be changed upon written instruction from the Issuer or the Guarantor, accepted by Citibank.

Section 5. Payment of Notes at Maturity
Citibank agrees to effect payment on the Issuer’s or Guarantor’s behalf by debiting the Issuer’s Account in the amount of the face value amount of such Note, plus interest, if applicable, and to enter appropriate notations of payment. The Issuer and the Guarantor agree to maintain a sufficient credit balance in said account to pay each Note at maturity.

The Issuer and the Guarantor acknowledge that nothing in this Agreement shall obligate Citibank to extend credit, grant financial accommodation, or otherwise advance funds to the Issuer or the Guarantor for the purpose of making any such payments or part thereof or otherwise effecting such transactions.

Section 6. Instructions
(A)
The Issuer and the Guarantor understand that all instructions, whether in telephone or in writing, are to be directed to Citibank’s Agency and Trust Department. Notwithstanding the foregoing, any instructions initially provided by the Issuer or the Guarantor via telephone shall be followed immediately by written instructions. Instructions transmitted through computer terminals (including CIPANA) or by facsimile shall be considered written instructions for the purpose of this Agreement.

(B)	All instructions with respect to the issuance of Notes must be given via computer terminal (including CIPANA) by 1:00 p.m. New York time.

(C)
Prepayment instructions and cancellations of a previous issuance instruction will be accepted for book-entry issuances from an Authorized Agent if received by Citibank by 2:00 p.m. and, in the case of facsimile instructions, only after a confirming telephone call back to another Authorized Agent of the entity which gave the instruction. Regarding CPNs, notice that the Issuer will not redeem any Notes on the relevant Initial Redemption Date (“as defined in the applicable Commercial Paper Note Announcement”) must be received in writing by Citibank by 11:00 a.m., New York time, on such Initial Redemption Date.

(D)
If Citibank acts on any instruction sent or purported to be sent by an Authorized Agent, Citibank shall not, provided it complies with this Section 6, be responsible if that instruction is not an authorized instruction of the Issuer or the Guarantor or is not in the form the Issuer or Guarantor sent or intended to send (whether due to fraud, distortion or otherwise) and the Issuer and Guarantor shall jointly and severally indemnify Citibank against any loss, liability claim or expense (including reasonable legal fees) it may incur in connection with its acting in accordance with that instruction.

Section 7.  Representations and Warranties of the Issuer and the Guarantor

(A)  The Issuer represents and warrants as follows:

(i)
The Issuer is a duly organized and validly existing société en commandite par actions under the laws of the Grand Duchy of Luxembourg and has the power and authority to own its property, to carry on its business as presently being conducted, to execute and deliver this Agreement and the Notes, and to perform and observe the conditions hereof and thereof.

(ii)
This Agreement has been duly and validly authorized, executed and delivered by the Issuer and constitutes the legal, valid and binding agreement of the Issuer. The issuance and sale of Notes by the Issuer hereunder have been duly and validly authorized by the Issuer and when delivered by Citibank as provided in this Agreement, each Note will be the legal, valid and binding obligation of the Issuer.

(iii)
The offer and sale by the Issuer of such Notes will constitute exempt transactions under Section 4(2) of the 1933 Act and, accordingly, registration of the Notes under the 1933 Act will not be required. Qualification of an indenture with respect to the Notes under the Trust Indenture Act of 1939, as amended, will not be required in connection with the offer, issuance, sale or delivery of the Notes.

(iv)
Other than filing with the Securities and Exchange Commission (the “SEC”) a notice on Form D in accordance with Rule 503 under the 1933 Act, if necessary, no consent or action of, or filing or registration with, any governmental or public regulatory body or authority in the United States is required to authorize, or is otherwise required in connection with, the execution, delivery or performance of this Agreement or the Notes.

(B)  The Guarantor represents and warrants as follows:

(i)
The Guarantor is a duly organized and validly existing corporation in good standing under the laws of the State of Ohio and has the corporate power and authority to own its property, to carry on its business as presently being conducted, to execute and deliver this Agreement and its guarantee of the Notes, and to perform and observe the conditions hereof and thereof.

(ii)	This Agreement has been duly and validly authorized, executed and delivered by the Guarantor and constitutes the legal, valid and binding agreement of the Guarantor. The guarantee of each Note issued and distributed pursuant to this Agreement shall constitute legal, valid and binding obligation of the Guarantor.

(iii)
The guarantee and issuance of such Notes will constitute exempt transactions under Section 4(2) of the 1933 Act and, accordingly, registration of the Notes under the 1933 Act will not be required. Qualification of an indenture with respect to the guarantee of and the issuance of the Notes under the Trust Indenture Act of 1939, as amended, will not be required in connection with the offer, issuance, sale or delivery of the Notes.

(iv)
Other than filing with the SEC a notice on Form D in accordance with Rule 503 under the 1933 Act, if necessary, no consent or action of, or filing or registration with, any governmental or public regulatory body or authority in the United States is required to authorize, or is otherwise required in connection with, the execution, delivery or performance of this Agreement or the guarantee of the Notes.

(C)    Each issuance of Notes by the Issuer and guarantee of such Notes by the Guarantor shall be deemed a representation and warranty by the Issuer and the Guarantor to Citibank, as of the date thereof, that, both before and after giving effect to such issuance the representations and warranties of the Issuer and the Guarantor set forth in Section 7(A) hereof remain true and correct on and as of such date as if made on and as of such date (except to the extent such representations and warranties expressly relate solely to an earlier date).

Section 8. Governing Law and Jurisdiction
This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any claims made under this Agreement shall be heard and determined in the Federal or state courts located in the State of New York. EACH OF CITIBANK, THE ISSUER AND THE GUARANTOR WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9. Fees
The Issuer and the Guarantor agree to pay the fees and expenses for the services rendered under this Agreement, as set forth in writing from time to time, between the Issuer, the Guarantor and Citibank. The Issuer and the Guarantor will be provided thirty (30) days advance notice of any prospective increase in fees.

Section 10. Indemnification
The Issuer and the Guarantor agree to jointly and severally indemnify Citibank and its affiliates, their respective directors, officers, employees, and agents, and any successor thereto (each such person being an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Person may become subject under any applicable federal or state law, or otherwise, related to or arising out of any matter or transaction contemplated by this Agreement and the Citi Direct for Securities On Line User Agreement, and to the performance by Citibank of the services contemplated by this Agreement and shall promptly reimburse any Indemnified Person for all expenses (including, but not limited to, fees and disbursements of internal and external counsel), as they are incurred, in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Person is a party, provided, however, that the Issuer and the Guarantor shall not be liable in any such case to the extent such loss, claim, damage or liability is finally judicially determined to have resulted from an Indemnified Person’s gross negligence or willful misconduct.

Section 11. Assignment
This Agreement shall not be assignable by either party without the written consent of the other and any purported assignment made in contravention of this Section 11, shall be null and void and of no effect whatsoever. However, Citibank shall have the right to assign, transfer, or subcontract either in whole or in part, any of its rights or obligations under this Agreement to any affiliate of Citibank, upon at least 30 days prior written notice to the Issuer.

Section 12. Force Majeure
Either party is excused from performance and shall not be liable for any delay in delivery or for nondelivery, in whole or in part, caused by the occurrence of any contingency beyond the control of the party including, but not limited to, fires, civil disobedience, riots, rebellions, accident, explosion, flood, storm, Acts of God and similar occurrences.

Section 13. Termination
This Agreement may be terminated by either party upon 30 days prior written notice to the other. Termination of this Agreement shall not affect the Issuer’s or the Guarantor’s liabilities to Citibank hereunder in connection with any Notes issued prior to such termination. Citibank shall have a continuing obligation to act on behalf of the Issuer and the Guarantor in accordance with the terms and conditions of this Agreement with respect to Notes outstanding, as of the termination date, until such Notes have matured and been paid by the Issuer or Guarantor, but shall have no obligation with respect to the issuance of Notes after such termination date.

Section 14. Complete Agreement; Counterparts.
This Agreement, together with the Schedules attached hereto, constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes in all respects all prior proposals, negotiations, conversations, discussions and agreements between the parties concerning the subject matter hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Agreement as of the day and year set forth above.

PROCTER & GAMBLE                      CITIBANK, NA.
INTERNATIONAL FUNDING S.C.A.,
as Issuer

By:  ___________________________            By: __________________________

Name: _________________________            Name: ________________________
                 (print)                                                                               (print)
Title: ___________________________            Title: _________________________

Date: ___________________________            Date: ________________________

THE PROCTER & GAMBLE
COMPANY,
as Guarantor

By: _____________________________

Name: ___________________________
(print)
Title: _____________________________

Date: _____________________________